Exhibit 10.12

LEASE

This lease is entered into this 8 day of February, 1996, by and between MILBURN, LLC (“Landlord”) and VERA BRADLEY DESIGNS, INC. (“Tenant”).

WITNESSETH:

ARTICLE I

Premises

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the real estate (including all improvements now or hereafter located thereon) located at the northeast corner of Production Road and Investment Drive, Fort Wayne, Allen County, Indiana (“Premises”) as described on Exhibit “A” attached.

ARTICLE II

Term

The term of this lease shall commence on March 1, 1996 and shall extend for a period of fifteen (15) years unless sooner terminated as herein provided.

ARTICLE III

Rent

3.01 Rent. Tenant shall pay to Landlord base rent in the sum of $168,000.00 per annum payable in equal monthly installments of $14,000.00 in advance on the first day of each calendar month of the term at 2208 Production Road, Fort Wayne, IN 46808, or such other place as Landlord may from time to time designate in writing.

3.02 Rent Adjustment. Although this is a triple net lease, the parties agree that the fixed monthly rent to be received by the Landlord shall be protected against inflationary conditions and changes in the cost of mortgage financing. Accordingly, on the first day of February every third year (2/1/99, 2/1/02, 2/1/05, etc.), or sooner if required by a change in mortgage financing rates, the parties shall adjust the rent consistent with changes in business conditions . The adjusted rent shall not be less than the Rent provided in Section 3.1. The rent as adjusted shall be paid in equal monthly installments on the first day of each month.

ARTICLE IV

Taxes, Assessments and Utilities

4.01 Taxes and Assessments. Tenant shall pay all taxes and assessments upon the Premises which are (1) due and payable during the lease term, and (2) the first installment of taxes due after the expiration of the lease term.

4.02 Utilities. Landlord shall not be required to furnish to Tenant any utility or communication services. Tenant shall pay all charges for communication and utility services supplied to the Premises during the term of this lease.

ARTICLE V

Repairs and Maintenance

5.01 Repairs. Throughout the term hereof, Tenant, at is expense, shall make all necessary repairs to the Premises, regardless of whether interior or exterior, structural or nonstructural, ordinary or extraordinary, or foreseen or unforeseen. As used in this Article, “repairs” include all necessary replacements, renewals, alterations, additions, and betterments. All repairs made by the Tenant shall be at lease equal in quality and class to the original work.

5.02 Maintenance. Tenant shall maintain all portions of the Premises in a clean and orderly condition, free of dirt, rubbish, snow, ice, and unlawful obstructions.

5.03 Sole Responsibility. Tenant shall assume sole responsibility for the condition, repair, maintenance, alteration and restoration of the Premises.

VI

Alterations

Tenant shall not make any additions, alterations or improvements in or to the Premises without the Landlord’s written consent, which consent shall not be unreasonably withheld. All additions, alterations and improvements made in or to the Premises shall become the property of Landlord at the termination of this lease. Tenant may remove or replace its movable trade fixtures, it if repairs any damage caused by such removal.

VII

Risk of Loss and Restoration

7.01 If the Premises are damaged or destroyed by fire or other casualty, Tenant, at its expense, shall promptly restore the Premises are nearly as possible to its prior condition. All insurance proceeds received by Landlord under the provisions of this lease, less any cost of such recovery, shall be held in trust and applied by Landlord to the payment of such restoration as it progresses.

7.02 If the proceeds of insurance are insufficient to pay the full cost of repair or restoration, Tenant shall pay the deficiency. If the insurance proceeds exceed such cost, the excess shall be paid to Tenant.

7.03 The fact that all or part of the Premises is destroyed or damaged shall not affect the provisions of this lease, notwithstanding any contrary law, rule, or regulation, and Tenant’s obligations under this lease shall continue without abatement.

ARTICLE VIII

Insurance

8.01. Tenant to Provide Insurance. During the term of this lease Tenant shall maintain, at its expense, the insurance described in Section 8.02, 8.03 and 8.04 in companies approved by Landlord. Both Landlord and Tenant shall be named insureds under each policy. Each insurance policy shall require the insurer to give the insured at least ten days’ notice of cancellation, non-renewal or reduction in coverage.

8.02 Fire and Extended Coverage Insurance. Tenant shall obtain full replacement cost fire and extended coverage insurance on the Premises and the property of Tenant plus loss of rent / income or loss of use coverage at least sufficient to pay the monthly rent.

8.03 Liability Insurance. Tenant shall obtain liability insurance with benefits of at least $1,000,000.00 single limits for all injuries and deaths arising per occurrence, and $500,000.00 for property damage per occurrence. Tenant shall obtain an umbrella liability policy with limits of at least $1,000,000.00.

8.04 Insurance Required by Mortgage. Tenant shall maintain such other insurance that may be required by the holder of a mortgage on the Premises.

8.05 Waiver of Subrogation. Any insurance policy obtained under this Article VIII shall contain a clause whereby the insurer waives its rights of subrogation against Landlord, Tenant and their respective partners, members and shareholders.

ARTICLE IX

Condemnation

If the entire or a substantial part of the Premises is taken by eminent domain proceedings or sold under threat of such proceedings the net award received therefore shall be distributed as follows:

(1) First, the holder of any mortgage on the Premises to which this lease is subordinated shall be paid an amount necessary to discharge the mortgage.

(2) Second, any sum remaining after payment of the mortgage in paragraph (1) shall be paid to Landlord.

If the condemnation award is not sufficient to discharge the mortgage the Tenant shall pay the mortgageholder an amount sufficient to discharge the mortgage. Thereupon, this lease shall terminate.

ARTICLE X

Environmental Law

The parties acknowledge that certain federal, state, and local laws, regulations and guidelines are now in effect, and that additional laws, regulations and guidelines may hereafter be enacted, relating to or affecting the Premises and the business conducted by Tenant. Tenant will not cause, or permit to be caused, any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment or do anything or permit anything to be done that would violate any of said laws, regulations, or guidelines. Any violation of this covenant shall be an event of default under this lease. Tenant shall make all repairs, changes, alterations and additions to the Premises required to be in compliance with any environmental laws, orders or regulations.

ARTICLE XI

Use and Occupancy

11.01. Use and Occupancy. Tenant shall use and occupy the Premises for office, sales and warehouse purposes and for no other purposes except with the prior written consent of Landlord. Tenant shall use the Premises for no unlawful purpose or act; shall commit or permit no waste or damage to the Premises, normal wear and tear excepted; shall comply with and obey all laws, regulations, or orders of any governmental authority or agency, directions of the Landlord, all of which are and will be a part of this Lease.

11.02. Condition of Premises. Tenant agrees to accept the Premises in their present condition.

ARTICLE XII

Liens

Tenant shall keep the Premises demised hereunder free from any liens, including, but not limited to, mechanic’s liens. In the event any lien attached to the Premises by virtue of an act or failure to act on the part of Tenant, Landlord shall have the right, but not obligation, to pay the amount of such lien to cause its release, and such amount shall be considered additional rent to be paid to it by Tenant on demand with interest at twelve percent (12%) per year from the date Landlord paid the lien.

ARTICLE XIII

Assignment and Subletting

Tenant shall not assign this Lease nor sublet the Premises in whole or in part without the Landlord’s written consent which shall not be unreasonably withheld. No such assignment or subletting shall operate so as to relieve Tenant of its duties, liabilities and obligations under the terms of this Lease. Consent of Landlord to subletting of the Premises shall not constitute a waiver of Landlord’s rights hereunder.

ARTICLE XIV

Holding Over

If Tenant shall retain possession of the Premises with the written consent of Landlord after the expiration of this Lease and rent is accepted from Tenant, such occupancy and payment shall be construed as an extension of this Lease for a period from month to month only from the date of such expiration. In such event, if either Landlord or Tenant desires to terminate the Lease at the end of any month, the party desiring to terminate the same shall give the other party at least thirty (30) days written notice to that effect. Failure on the part of the Tenant to give such notice shall obligate it to pay rent for an additional calendar month, following the month in which Tenant vacates the Premises.

ARTICLE XV

Rights Reserved to Landlord

Landlord reserves and shall at all times have the right to reenter the Premises in any emergency, to inspect the same, to show the Premises to prospective buyers, and to alter, improve, remodel or repair the Premises if required by the reason of an emergency without abatement of rent and without incurring any liability to Tenant therefor. Tenant hereby waives as against Landlord any claim for damages for any injury of inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.

ARTICLE XVI

Insolvency or Bankruptcy

The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall constitute a breach of this Lease by Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any right or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

ARTICLE XVII

Default

In the event of any breach of this Lease by Tenant after ten days’ written notice (except there shall be no requirement for notice for failure to pay rent), Landlord, besides any other rights or remedies it may have by law or otherwise, shall have the immediate right of re-entry and may remove all persons and property from the Premises. Such property may be removed, and stored at the cost of and for the account of Tenant. Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or may, from time to time, without terminating this Lease, relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord’s sole discretion may deem advisable with the right to make alterations and repairs to said Premises. Upon each such reletting (a) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the cost and expense of such reletting and of such alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of such reletting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the Premises for such period of reletting; or (b) at the option of the Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness, other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.

If Tenant should breach this lease, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including the cost of recovering the Premises and including the rent reserved and charged in this Lease for the remainder of the stated term, all of which amount shall be immediately due and payable along with attorney’s fees from Tenant to Landlord, and Landlord shall have no obligation to relet.

Tenant shall have a ten (10) day grace period in the payment of monthly rent without penalty.

In the event of default the defaulting party shall pay the reasonable expenses and fees, including attorney fees resulting from the default and the enforcement of rights under this lease.

ARTICLE XVIII

Surrender of Premises

At the end of the term or any renewal thereof or other sooner termination of this Lease, the Tenant will peaceably deliver up to the Landlord possession of the Premises together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same condition as received or first installed, ordinary wear and tear and damage by fire, earthquake, Act of God or the elements alone excepted. Upon the termination of this Lease, Tenant shall at Tenant’s sole cost remove all counter, trade fixtures, office furniture and equipment installed by Tenant, unless otherwise agreed to in writing by Landlord. Property not so removed shall be deemed abandoned at the termination this Lease by the Tenant and title to the same shall thereupon pass to Landlord. Tenant shall indemnify the Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss of rental as a result thereof.

ARTICLE XIX

Subordination to Mortgage

The rights and interests of Tenant under this Lease shall be subject and subordinate to any mortgages that may now or hereafter be placed upon the Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, if the mortgagee named in said mortgage shall elect to subject and subordinate the rights and interests of Tenant under this Lease to the lien of its mortgage, regardless of whether this Lease is dated prior to or subsequent to the date of said mortgage provided said mortgage shall recognize the rights of Tenant under this Lease in the event of foreclosure if Tenant is not then in default.

ARTICLE XX

Waiver

The waiver of Landlord of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any other term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent herein by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

ARTICLE XXI

Notices

All notices and demands which mayor are required to be given by either party to the other hereunder shall be in writing and shall either be personally delivered to an officer or partner of a party or sent by United States certified or registered mail, postage prepaid to the parties at the following addresses, or such other address designated by a party:

Landlord:	2208 Production Road Fort Wayne, IN 46808

Tenant:	2208 Production Road Fort Wayne, IN 46808

A copy of any notice shall be mailed or faxed to P. Michael Miller, 803 South Calhoun Street, 3rd Floor, Fort Wayne, Indiana 46802.

ARTICLE XXII

Abandonment

If Tenant shall abandon or vacate the Premises before the end of the term or any other event shall happen entitling Landlord to take possession thereof, Landlord may take possession of said Premises, relet the same without such action being deemed an acceptance of a surrender of this Lease or in any way terminating the Tenant’s liability hereunder and Tenant shall remain liable to pay the rent herein reserved less the net amount actually realized from such reletting after deduction of any expenses incident to such repossession and reletting.

ARTICLE XXIII

Performance Temporarily Excused

Anything in this Lease to the contrary notwithstanding, other than the payment of money and the willful act or neglect of the party with the duty to perform, delays caused by or resulting from an Act of God, war, civil disturbance, fire or other casualty, labor difficulties, shortages of labor, materials, or equipment, or other causes beyond such party’s reasonable control shall be excused for a reasonable period of time.

ARTICLE XXIV

Miscellaneous Provisions

24.01. Governing Law. This Lease shall be governed by the laws of the State of Indiana.

24.02. Writing Controls. It is agreed that Landlord has not made any statement, promise, or agreement or taken upon itself any engagement whatever verbally or in writing in conflict with the terms of this Lease or that in any way modifies, varies, alters, enlarges, or invalidates any of its provisions and that no obligations of Landlord shall be implied in addition to the obligations herein stated.

24.03. Quiet Possession. Landlord covenants that Tenant, upon paying the rent herein provided and performing all the covenants of this Lease by it to be performed, shall have quiet possession of the Premises during the term hereof.

24.04. Memorandum of Lease. At the request of either party, the parties agree to execute and record a memorandum of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease this 8 day of February, 1996.

	MILBURN, LLC		VERA BRADLEY DESIGNS, INC.

By:		By:
	Patricia R. Miller		Patricia R. Miller
	An Operating Manager		A President

	“Landlord”		“Tenant”

EXHIBIT “A”

A part of the Southwest Quarter of Section 22, Township 31 North, Range 12 East, Allen County, Indiana, described as follows:

Commencing at the Northeast corner of said Southwest Quarter; thence South 1232.3 feet; thence West 1899.4 feet to the Northeastern Boundary of Production Road and the true point of beginning; thence Northwesterly 263.61 feet along an arc to the left and having a radius of 507.5 feet and subtended by a long chord having a bearing of North 75 degrees 59 minutes West a distance of 260.66 feet; thence South 89 degrees 08 minutes West a distance of 6.4 feet; thence North 0 degrees 52 minutes West a distance of 348.0 feet to the Southern boundary of a railroad spur right-of way; thence South 82 degrees 06 minutes East a distance of 16.1 feet along said boundary; thence along said boundary Southeasterly a distance of 284.31 feet along an arc to the right and having a radius of 362.0 feet and subtended by a long chord having a bearing of South 59 degrees 36 minutes East and a distance of 277.06 feet; thence South 37 degrees 06 minutes East a distance of 109.3 feet along said boundary; thence along said boundary Southeasterly a distance of 47.93 feet along an arc to the left and having a radius of 402.0 feet and subtended by a long chord having a bearing of South 39 degrees 16 minutes East and a distance of 47.90 feet; thence South 30 degrees 58 minutes West a distance of 168.3 feet to the true point of beginning, containing 2.146 acres of land.